EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the foregoing Registration Statement on Amendment No. 1 to the Form SB-2 of Clickable Enterprises, Inc. of our report for the years ended March 31, 2003 and 2002, dated July 15, 2003, relating to the financial statements of Clickableoil.com, Inc. and to the reference to our firm under the caption "Experts" in the above-referenced Registration Statement.


                                        /s/ WEINBERG & COMPANY, P.A.

                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants



Boca Raton, Florida
5/14/2004